Leader Funds Trust N-CSR

Exhibit 99.906CERT

certification

John Lekas, President and Treasurer of Leader Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer
Leader Funds Trust	Leader Funds Trust

/s/ John Lekas	/s/ John Lekas
John Lekas	John Lekas

Date: August 9, 2022	Date: August 9, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Leader Funds Trust and will be retained by Leader Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.